EX 99.1

                                                           Note: This fiscal year-end series report, reports information on the assets included in OMI Trust 1999-C as of the end of the prepayment period that began on September 1, 1998 and
                                                           ended on September 30, 1999 and as of the end of the
                                                           collection period that began on September 2, 1998 and ended on
                                                           October 1, 1999. Accordingly, the information presented with
 Oakwood Mortgage Investors, Inc.  1999-C                  regard to the certificates reflects information as of the
 Oakwood Acceptance Corp. - Servicer                       close of business on October 15, 1999, which is the
 Fiscal Year Ended Series Report                           distribution date on which collections made and losses
 Reporting:  Fiscal Year 1999                              incurred during such prepayment period and collection period were passed through to certificateholders


                                            Scheduled Principal Balance of Contracts
 ---------------------------------------------------------------------------------------------------------------
       Beginning                                                                              Ending          Scheduled
       Principal         Scheduled         Prepaid         Liquidated       Contracts         Principal       Gross
       Balance           Principal         Principal       Principal        Repurchased       Balance         Interest
 -------------------------------------------------------------------------------------------------------------------------
     320,093,916.36   (1,356,773.08)   (10,623,779.07)   (1,748,465.38)        0.00         306,364,898.83  10,707,164.23
 =========================================================================================================================

                         Scheduled                                      Amount
        Servicing        Pass Thru       Liquidation      Reserve       Available for       Limited      Total
        Fee              Interest        Proceeds         Fund Draw     Distribution        Guarantee    Distribution
------------------------------------------------------------------------------------------------------------------------
     1,050,019.52       9,657,144.71     1,748,465.38       0.00         24,436,181.76        0.00         24,436,181.76
========================================================================================================================
                                                   Certificate Account
 --------------------------------------------------------------------------------------------------------------------------
        Beginning                    Deposits                                              Investment          Ending
         Balance         Principal              Interest            Distributions           Interest          Balance
 --------------------------------------------------------------------------------------------------------------------------
          0.00        13,495,612.16           7,787,658.89         (18,109,683.76)          26,603.98        3,200,191.27
 ==========================================================================================================================
                       P&I Advances at Distribution Date
--------------------------------------------------------------------------------
    Beginning              Recovered                Current           Ending
     Balance                Advances               Advances           Balance
--------------------------------------------------------------------------------
     0.00               (1,537,633.08)           2,998,985.46       1,461,352.38
================================================================================

 Oakwood Mortgage Investors, Inc.  1999-C
 Oakwood Acceptance Corp. - Servicer
 Fiscal Year Ended Series Report
 Reporting:  Fiscal Year 1999

                    Gross Repossessions          Repo Properties Brought       Net Current Repos        Aggregate Repo Properties in
                                                 Current by Borrower                                    Trust at Month-End
                  # Principal Balance           # Principal Balance          # Principal Balance      # Principal Balance
                 -------------------------------------------------------------------------------------------------------------------
 Jun-99           0                     0.00     0               0.00        3           63,886.05      3            63,886.05
 Jul-99           6               195,467.16     0               0.00        8          242,949.06     11           306,835.11
 Aug-99          10               370,895.39     0               0.00       20          717,207.53     31         1,024,042.64
 Sep-99           4               131,990.90     0               0.00       24          863,671.56     55         1,887,714.20


                 -------------------------------------------------------------------------------------------------------------------

 Total of month
 end balance     20               698,353.45     0               0.00       55        1,887,714.20    100         3,282,478.00
                 ===================================================================================================================
 Average month
 end balance      5               174,588.36     0               0.00       14          471,928.55     25           820,619.50
                 ===================================================================================================================

 Oakwood Mortgage Investors, Inc.  1999-C
 Oakwood Acceptance Corp. - Servicer
 Fiscal Year Ended Series Report
 Reporting:  Fiscal Year 1999

                                                        Delinquency Analysis

                               31 to 59 days                60 to 89 days              90 days and Over       Total Delinq.
                 No. of        Principal                  Principal                   Principal                         Principal

                 Loans         Balance           #        Balance            #        Balance               #           Balance
                 ------------------------------------------------------------------------------------------------------------------
          Jun-99     78      3,070,035.54        0               0.00        0              0.00            78        3,070,035.54
          Jul-99    141      4,999,499.57       32       1,387,333.33        0              0.00           173        6,386,832.90
          Aug-99    216      7,946,479.37       65       2,348,144.16       18        856,689.12           299       11,151,312.65
          Sep-99    190      6,284,773.79       95       3,669,636.52       48      1,834,271.61           333       11,788,681.92
                 ------------------------------------------------------------------------------------------------------------------
Total of month
end balance         625     22,300,788.27      192       7,405,114.01       66      2,690,960.73           883       32,396,863.01
                 ==================================================================================================================
Average month
end balance         156      5,575,197.07       48       1,851,278.50       17        672,740.18           221        8,099,215.75
                 ==================================================================================================================


 Oakwood Acceptance Corp. - Servicer
 Fiscal Year Ended Series Report
 Reporting:        Fiscal Year 1999

 REPOSSESSION LIQUIDATION REPORT
 See Monthly Investor Report for Detail
                                                                                                  Net
 Prepayment    Liquidated         Sales          Insur.           Total      Repossession      Liquidation         Unrecov.
               Principal
   Period       Balance          Proceeds       Refunds         Proceeds      Expenses          Proceeds           Advances
 ---------------------------------------------------------------------------------------------------------------------------
  Jun-99       63,886.05         63,886.05         0.00         63,886.05       0.00            63,886.05            0.00
  Jul-99       46,999.59         46,999.59         0.00         46,999.59       0.00            46,999.59            0.00
  Aug-99      539,711.91        539,711.91         0.00        539,711.91       0.00           539,711.91            0.00
  Sep-99    1,097,867.83      1,095,908.04    47,742.86      1,143,650.90       0.00         1,143,650.90       45,783.07
            ================================================================================================================
 Total      1,748,465.38      1,746,505.59    47,742.86      1,794,248.45       0.00         1,794,248.45       45,783.07
            ================================================================================================================
                                 Net                Current
            FHA Insurance      Pass Thru            Period Net       Cumulative

               Coverage         Proceeds           Gain/(Loss)      Gain/(Loss)
           --------------------------------------------------------------------
 Jun-99        0.00            63,886.05             0.00
 Jul-99        0.00            46,999.59             0.00
 Aug-99        0.00           539,711.91             0.00
 Sep-99        0.00         1,097,867.83             0.00
            ================================================================
Total          0.00         1,748,465.38             0.00              0.00
            ================================================================

  Oakwood Mortgage Investors, Inc.  1999-C
  Oakwood Acceptance Corp. - Servicer
  Fiscal Year Ended Series Report
  Reporting:                               Fiscal Year 1999

  CERTIFICATE PRINCIPAL ANALYSIS

  PRINCIPAL

                                       Original              Beginning       Beginning Principal       Current        Accelerated
        Cert.                        Certificate            Certificate        Shortfall Carry-       Principal        Principal
        Class                          Balances               Balances               Over           Distribution      Distribution
  ----------------------------------------------------------------------------------------------------------------------------------
  A-1                               72,200,000.00          72,200,000.00             0.00         13,729,017.17          0.00
  A-1 Outstanding Writedown                                         0.00

  A-2                              174,270,000.00         174,270,000.00             0.00                  0.00          0.00
  A-2 Outstanding Writedown                                         0.00

  M-1                               20,808,000.00          20,808,000.00             0.00                  0.00          0.00
  M-1 Outstanding Writedown                                         0.00

  M-2                               16,004,000.00          16,004,000.00             0.00                  0.00          0.00
  M-2 Outstanding Writedown                                         0.00

  B-1                               16,004,000.00          16,004,000.00             0.00                  0.00          0.00
  B-1 Outstanding Writedown                                         0.00

  B-2                               20,807,916.00          20,807,916.00             0.00                  0.00          0.00
  B-2 Outstanding Writedown                                         0.00

  Excess Asset Principal Balance             0.00                   0.00             0.00                  0.00          0.00
                                                  ----------------------------------------------------------------------------------
                                                          320,093,916.00             0.00         13,729,017.17          0.00
                                                  ==================================================================================
                                  Ending Principal                            Ending                               Principal Paid
         Cert.                    Shortfall Carry-        Writedown        Certificate             Pool              Per $1,000
         Class                          Over               Amounts           Balances             Factor            Denomination
------------------------------------------------------------------------------------------------------------------------------------
 A-1                                     0.00              0.00          58,470,982.83           80.98474%             190.15
 A-1 Outstanding Writedown                                 0.00                   0.00                0.00               0.00

 A-2                                     0.00              0.00         174,270,000.00          100.00000%               0.00
 A-2 Outstanding Writedown                                 0.00                   0.00                0.00               0.00

 M-1                                     0.00              0.00          20,808,000.00          100.00000%               0.00
 M-1 Outstanding Writedown                                 0.00                   0.00                0.00               0.00

 M-2                                     0.00              0.00          16,004,000.00          100.00000%               0.00
 M-2 Outstanding Writedown                                 0.00                   0.00                0.00               0.00

 B-1                                     0.00              0.00          16,004,000.00          100.00000%               0.00
 B-1 Outstanding Writedown                                 0.00                   0.00                0.00               0.00

 B-2                                     0.00              0.00          20,807,916.00          100.00000%               0.00
 B-2 Outstanding Writedown                                 0.00                   0.00                0.00               0.00

 Excess Asset Principal Balance          0.00              0.00                   0.00
                               ----------------------------------------------------------------------------
                                         0.00              0.00         306,364,898.83                5.81
                               ============================================================================

(1) This represents the amount of losses on the assets that were allocated to reduce the outstanding principal balance of the certificates in accordance with the applicable pooling and servicing agreement.

   Oakwood Mortgage Investors, Inc.  1999-C
   Oakwood Acceptance Corp. - Servicer
   Fiscal Year Ended Series Report
   Reporting:                         Fiscal Year 1999


   CERTIFICATE INTEREST ANALYSIS


                                             Beginning Carry-  Current Priority                                           Ending
              Certificate       Remittance    Over Priority        Interest               Total          Interest       Carryover
                 Class             Rate      Interest Balance       Accrual               Paid          Shortfall        Balance
                             -------------------------------------------------------------------------------------------------------
   A-1                       VARIED RATE          0.00          1,074,028.25          1,074,028.25           0.00            0.00
   A-1  Carryover Interest          0.00          0.00                                        0.00           0.00            0.00
   A-1  Writedown Interest          0.00          0.00                                        0.00           0.00            0.00

   A-2                          7.47500%          0.00          4,342,227.52          4,342,227.52           0.00            0.00
   A-2  Carryover Interest          0.00          0.00                                        0.00           0.00            0.00
   A-2  Writedown Interest          0.00          0.00                                        0.00           0.00            0.00

   M-1                          8.07000%          0.00            559,735.20            559,735.20           0.00            0.00
   M-1  Carryover Interest          0.00          0.00                                        0.00           0.00            0.00
   M-1  Writedown Interest          0.00          0.00                                        0.00           0.00            0.00

   M-2                          8.75000%          0.00            466,783.32            466,783.32           0.00            0.00
   M-2  Carryover Interest          0.00          0.00                                        0.00           0.00            0.00
   M-2  Writedown Interest          0.00          0.00                                        0.00           0.00            0.00

   B-1                          6.90000%          0.00            368,092.00            368,092.00           0.00            0.00
   B-1  Carryover Interest          0.00          0.00                                        0.00           0.00            0.00
   B-1  Writedown Interest          0.00          0.00                                        0.00           0.00            0.00

   B-2                          6.90000%          0.00            478,582.08            478,582.08           0.00            0.00
   B-2  Carryover Interest          0.00          0.00                                        0.00           0.00            0.00
   B-2  Writedown Interest          0.00          0.00                                        0.00           0.00            0.00


   X                                              0.00          2,367,696.70          2,367,696.70           0.00            0.00

   R                                              0.00                  0.00                  0.00           0.00            0.00

   Service Fee                                    0.00          1,050,019.52          1,050,019.52 (1)       0.00            0.00
                                         -----------------------------------------------------------------------------------------
                                                  0.00         10,707,164.59         10,707,164.59           0.00            0.00
                                         =========================================================================================
                             Interest Paid
           Certificate         Per $1,000      Cert.             TOTAL
              Class           Denomination     Class         DISTRIBUTION
--------------------------------------------------------------------------------
A-1                               14.88          A-1       14,803,045.42
A-1  Carryover Interest            0.00
A-1  Writedown Interest            0.00

A-2                               24.92          A-2        4,342,227.52
A-2  Carryover Interest            0.00
A-2  Writedown Interest            0.00

M-1                               26.90          M-1          559,735.20
M-1  Carryover Interest            0.00
M-1  Writedown Interest            0.00

M-2                               29.17          M-2          466,783.32
M-2  Carryover Interest            0.00
M-2  Writedown Interest            0.00

B-1                               23.00          B-1          368,092.00
B-1  Carryover Interest            0.00
B-1  Writedown Interest            0.00

B-2                               23.00          B-2          478,582.08
B-2  Carryover Interest            0.00
B-2  Writedown Interest            0.00


X                                                 X         2,367,696.70

R                                                 R                 0.00

Service Fee                                                 1,050,019.52
                                                        -----------------

                                                           24,436,181.76 (1)
                                                        =================

(1) Pursuant to the applicable pooling and servicing agreement, $1,050,019.52 of the amounts available for distribution on distribution dates during the fiscal year were used to pay servicing fees due the servicer. Consequently, the total amount distributed on the certificates during the fiscal year was $23,386,162.24.